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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):       December 6, 2001



                             WESTERN RESOURCES, INC.
              (Exact Name of Registrant as Specified in Its Charter)


             KANSAS                      1-3523               48-0290150
(State or Other Jurisdiction of       (Commission             (Employer
Incorporation or Organization)        File Number)        Identification No.)


   818 KANSAS AVENUE, TOPEKA, KANSAS                                 66612
(Address of Principal Executive Offices)                          (Zip Code)



                                  (785)-575-6300
                 (Registrant's Telephone Number Including Area Code)

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WESTERN RESOURCES, INC.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits

Exhibit 99.1 - Press release issued December 6, 2001.


Item 9. Regulation FD Disclosure

         On December 6, 2001, we issued a press release setting forth expected results in 2002. A copy of the press release is attached to this report.

         We are furnishing the information contained in this report pursuant to Regulation FD promulgated by the Securities and Exchange Commission ("SEC"). This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that is not otherwise publicly available.

         The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Western Resources, Inc.




Date December 6, 2001                       By      /s/ Paul R. Geist
    -----------------                         ---------------------------------
                                            Paul R. Geist, Senior Vice
                                            President and Chief Financial
                                            Officer

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                                 EXHIBIT INDEX



Exhibit Number                                 Description of Exhibit

99.1                                  Press release issued December 6, 2001